UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 SW 12th Avenue

Suite 210

Pompano Beach, FL 33069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 7, 2013, eDiets.com, Inc. (the “Company”) executed amendments (the “Note Amendments”) to $1.0 million in promissory notes held by a former officer and by two directors of the Company (the “Director Notes”) to extend the maturity date of the Director Notes from December 31, 2012 to June 30, 2013. All other terms and provisions of the Director Notes remain in full force and effect.

The foregoing description of the Note Amendments does not purport to be complete and is qualified in its entirety by reference to the Note Amendments, copies of which are filed as Exhibits 10.73, 10.74 and 10.75, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.73	Amendment to Promissory Note entered into as of January 7, 2013 between eDiets.com, Inc. and Kevin A. Richardson, II.

10.74	Amendment to Promissory Note entered into as of January 7, 2013 between eDiets.com, Inc. and Lee S. Isgur.

10.75	Amendment to Promissory Note entered into as of January 7, 2013 between eDiets.com, Inc. and Kevin N. McGrath.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman

Date: January 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.73	Amendment to Promissory Note entered into as of January 7, 2013 between eDiets.com, Inc. and Kevin A. Richardson, II.

10.74	Amendment to Promissory Note entered into as of January 7, 2013 between eDiets.com, Inc. and Lee S. Isgur.

10.75	Amendment to Promissory Note entered into as of January 7, 2013 between eDiets.com, Inc. and Kevin N. McGrath.